Prospect Capital Announces 105% Year-Over-Year Increase in Net Investment Income per Share to a Record $0.80 per Share for Fiscal Quarter Ended September 30, 2008

NEW YORK, NY -- 11/10/2008 -- Prospect Capital Corporation (NASDAQ: PSEC) ("Company" or "Prospect") today announced financial results for its first fiscal quarter ended September 30, 2008.

For the quarter ended September 30, 2008, our net investment income was $23.5 million, or $0.80 per share, an increase of 199% and 105% from the prior year on a dollars and per share basis, respectively. Our results include approximately 34 cents per share of positive net investment income resulting from the settlement of net profits interests with IEC Systems LP and Advanced Rig Services LLC.

Our net asset value per share on September 30, 2008 increased $0.08 per share from the June 30, 2008 amount to $14.63 per share.

We estimate that our net investment income for the current second fiscal quarter ended December 31, 2008 will be $0.42 to $0.50 per share. We expect to announce our second fiscal quarter dividend next month.

OPERATING RESULTS

HIGHLIGHTS

Equity Values:
  Net assets as of September 30, 2008: $431.74 million
  Net asset value per share as of September 30, 2008: $14.63

First Fiscal Quarter Operating Results:
  Net investment income: $23.50 million
  Net investment income per share: $0.80
  Net increase in net assets resulting from operations: $14.00 million
  Dividends to shareholders per share: $0.4025

First Fiscal Quarter Portfolio Activity:
  Number of new portfolio company investments: 3
  Number of portfolio companies at end of period: 31

PORTFOLIO AND INVESTMENT ACTIVITY

On September 30, 2008, the fair value of our portfolio of 31 long-term investments was approximately $549.3 million.

As of September 30, 2008, our portfolio generated a current yield of approximately 15.5% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends from certain portfolio companies.

During the quarter ended September 30, 2008, we completed three new investments totaling approximately $50.7 million, as well as follow-on investments in existing portfolio companies.

On August 1, 2008, we provided $7.4 million in secured debt financing to Castro Cheese Company ("Castro"), based in Houston, Texas. Castro is a leading manufacturer, marketer, and distributor of Hispanic cheeses and creams.

On August 4, 2008, we provided $15.0 million in debt financing to support the take-private acquisition of the TriZetto Group ("TriZetto"). TriZetto is a leading healthcare information technology company.

On August 21, 2008, we provided $26.0 million in senior secured debt financing and co-invested $2.3 million in equity in the acquisition of BNN Holdings Corp. d/b/a Biotronic NeuroNetwork ("Biotronic"), based in Ann Arbor, Michigan. Biotronic is the largest independent national provider of intra-operative neurophysiological monitoring services.

In addition, during the quarter ended September 30, 2008, we exited two positions. We exercised our options and sold our shares in Deep Down on August 1, 2008 for approximately $1.65 million, generating a 53% all-in internal rate of return on our investment. On August 27, 2008, R-V Industries repaid the $7.5 million of debt owed to us.

On September 30, 2008, we settled our net profits interests ("NPIs") in IEC Systems LP ("IEC") and Advanced Rig Services LLC ("ARS") with the companies for a combined $12.6 million. In conjunction with the NPI settlement, we simultaneously reinvested the $12.6 million as incremental senior secured debt in IEC and ARS. The incremental debt will be amortized over the period from September 30, 2008 to November 20, 2010.

Prospect has been in discussions with multiple purchasers for Gas Solutions but has not yet entered into a binding agreement. Significant negotiations continue. While Prospect wishes to unlock the value Prospect sees in Gas Solutions, Prospect does not wish to enter into any agreement at any time that does not recognize the long term value Prospect sees in Gas Solutions. As an almost fully hedged midstream asset generating predictable and consistent cash flow to Prospect, Gas Solutions is an asset that Prospect wishes to sell at a value-maximizing price, or not at all. Prospect has a patient approach toward the process. Prospect's multi-year puts purchased earlier this year are substantially in the money, providing downside protection to commodity price declines. GSHI has generated approximately $19.5 million of unadjusted plant operating income during the eight month period ended August 31, 2008. On an annualized basis this represents an increase over the results from the year ended December 31, 2007 of 126.7%.

LIQUIDITY AND FINANCIAL RESULTS

At September 30, 2008, borrowings under our credit facility stood at approximately $131.7 million.

We are currently seeking to increase our revolving credit facility from its current size of $200 million. Over the past few months we have worked with rating agencies to structure an expanded facility of up to $400 million in size. We have not yet embarked upon initiating a syndication process for this facility due to the current credit environment, but we expect to initiate such activities in early 2009. The closing of the facility is subject to lender syndication and other conditions customary for a transaction of this type.

In the current quarter we announced the authorization by our board of directors to repurchase up to $20 million of our outstanding stock. We will be disclosing any such repurchases in each quarterly report beginning with our December quarter report that we anticipate filing in February.

CONFERENCE CALL

The Company will host a conference call on Monday, November 10, 2008, at 1:00 p.m. Eastern Time. The conference call dial-in number will be 800-860-2442. A recording of the conference call will be available for approximately 30 days. To hear a replay, call 877-344-7529 and use passcode 425233.

              Prospect Capital Corporation and Subsidiary
           Consolidated Statements of Assets and Liabilities
            (in thousands, except share and per share data)

                                                 September 30,   June 30,
                                                     2008         2008
                                                  -----------  -----------
Assets                                            (Unaudited)   (Audited)
Investments at fair value (cost of $559,727 and
 $496,805, respectively)
  Control investments (cost of $204,064 and
   $203,661, respectively)                        $   202,324  $   205,827
  Affiliate investments (cost of $33,354 and
   $5,609, respectively)                               33,392        6,043
  Non-control/Non-affiliate investments
  (cost of $322,309 and $287,535, respectively)       313,587      285,660
                                                  -----------  -----------
     Total investments at fair value                  549,303      497,530
                                                  -----------  -----------

Investments in money market funds                      28,658       33,000
Cash                                                    1,269          555
Receivables for:
  Interest                                              5,516        4,094
  Dividends                                               230        4,248
  Loan principal                                           63           71
  Mangerial assistance                                    382          380
  Structuring fees                                        303            -
  Other                                                   232          187
Prepaid expenses                                          346          273
Deferred financing costs                                1,416        1,440
                                                  -----------  -----------

     Total Assets                                     587,718      541,778
                                                  -----------  -----------

Liabilities
Credit facility payable                               131,667       91,167
Dividends payable                                      11,882       11,845
Due to Prospect Administration                          1,038          695
Due to Prospect Capital Management                      8,631        5,946
Accrued expenses                                          994        1,104
Other liabilities                                       1,767        1,398
                                                  -----------  -----------

     Total Liabilities                                155,979      112,155
                                                  -----------  -----------

Net Assets                                        $   431,739  $   429,623
                                                  ===========  ===========

Components of Net Assets
Common stock, par value $0.001 per share
 (100,000,000 and 100,000,000 common shares
 authorized, respectively; 29,520,379 and
 29,520,379 issued and outstanding, respectively) $        30  $        30
Paid-in capital in excess of par                      441,332      441,332
Undistributed net investment income                    13,128        1,508
Accumulated realized losses on investments            (12,327)     (13,972)
Unrealized (depreciation) appreciation on
 investments                                          (10,424)         725
                                                  -----------  -----------

Net Assets                                        $   431,739  $   429,623
                                                  ===========  ===========

Net Asset Value Per Share                         $     14.63  $     14.55
                                                  ===========  ===========

              Prospect Capital Corporation and Subsidiary
                 Consolidated Statements of Operations
                            (in thousands)

                                                     Three Months Ended
                                                  ------------------------
                                                     Sep 30,      Sep 30,
                                                      2008         2007
                                                  -----------  -----------
                                                  (Unaudited)  (Unaudited)
Investment Income
Interest income:
  Control investments                             $     6,722  $     5,063
  Affiliate investments                                   560          667
  Non-control/non-affiliate investments                10,274        7,102
                                                  -----------  -----------
     Total interest income                             17,556       12,832
                                                  -----------  -----------

Dividend income:
  Control investments                                   4,585        1,450
  Money market funds                                      138          168
                                                  -----------  -----------
     Total dividend income                              4,723        1,618
                                                  -----------  -----------

Other income:
  Control/affiliate investments                           744           10
  Non-control/non-affiliate investments                12,776          931
                                                  -----------  -----------
     Total other income                                13,520          941
                                                  -----------  -----------
     Total Investment Income                           35,799       15,391
                                                  -----------  -----------

Operating Expenses
Investment advisory fees:
  Base management fee                                   2,823        1,866
  Income incentive fee                                  5,875        1,966
                                                  -----------  -----------
     Total investment advisory fees                     8,698        3,832
                                                  -----------  -----------

Interest and credit facility expenses                   1,518        1,238
Chief Financial, Chief Compliance Officer and
 Sub-administration fees                                  250          186
Legal fees                                                597        1,206
Valuation services                                        160          113
Sarbanes-Oxley compliance expenses                          2           10
Audit and tax related fees                                175          250
Allocation of overhead from Prospect
 Administration                                           588          260
Insurance expense                                          61           64
Directors' fees                                            81           55
Other general and administrative expenses                 167          312
                                                  -----------  -----------
     Total Operating Expenses                          12,297        7,526
                                                  -----------  -----------

     Net Investment Income                             23,502        7,865
                                                  -----------  -----------

Net realized gain (loss) on investments                 1,645          (11)
Net change in unrealized appreciation/depreciation
 on investments                                       (11,149)         696
                                                  -----------  -----------

     Net Increase in Net Assets Resulting from
      Operations                                  $    13,998  $     8,550
                                                  ===========  ===========

              Prospect Capital Corporation and Subsidiary
                            Per Share Data
                          (in actual dollars)

                                                     Three Months Ended
                                                  ------------------------
                                                    Sep 30,      Sep 30,
                                                      2008         2007
                                                  -----------  -----------
Per Share Data:                                   (Unaudited)  (Unaudited)

Net asset value at beginning of period            $     14.55  $     15.04
Net investment income                                    0.80         0.39
Realized gain (loss)                                     0.05            -
Net unrealized (depreciation) appreciation              (0.38)        0.04
Difference due to rounding                               0.01            -
Dividends declared                                      (0.40)       (0.39)
                                                  -----------  -----------
Net asset value at end of period                  $     14.63  $     15.08
                                                  ===========  ===========

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a closed-end investment company that lends to and invests in private and microcap public businesses. Prospect Capital's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Capital has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Capital could have an adverse effect on Prospect Capital and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Please send investment proposals to:

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702